SIX RIVERS NATIONAL BANK
CONDENSED COMBINED STATEMENT OF OPERATIONS (unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2000
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                        SRNB
                                                                     ----------
INTEREST INCOME
  Loans including fees                                               $    7,971
  Investment income                                                       3,646
                                                                     ----------
TOTAL INTEREST INCOME                                                    11,617
                                                                     ----------

INTEREST EXPENSE
  Interest on Deposits                                                    4,549
  Other short-term borrowings                                               506
                                                                     ----------
TOTAL INTEREST EXPENSE                                                    5,055
                                                                     ----------

NET INTEREST INCOME                                                       6,562

PROVISION FOR LOAN LOSSES                                                   540
                                                                     ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                       6,022
                                                                     ----------

NONINTEREST INCOME
  Service charges on deposit accounts                                       835
  Other                                                                     312
                                                                     ----------
TOTAL OTHER OPERATING INCOME                                              1,147
                                                                     ----------

NONINTEREST EXPENSE
  Salaries and employee benefits                                          2,854
  Occupancy                                                               1,023
  Merger and acquisition expenses                                           236
  Other                                                                   1,991
                                                                     ----------
TOTAL NONINTEREST EXPENSES                                                6,104
                                                                     ----------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                                                            1,065

Provision for income taxes                                                  447
                                                                     ----------

NET INCOME                                                           $      618
                                                                     ==========

EARNINGS PER SHARE:
  BASIC                                                              $     0.42
                                                                     ==========
  DILUTED                                                            $     0.41
                                                                     ==========

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